Exhibit 10.1

FIFTEENTH AMENDMENT TO DEED OF OFFICE LEASE AGREEMENT

    THIS FIFTEENTH AMENDMENT TO DEED OF OFFICE LEASE AGREEMENT (“Amendment”) is made as of March 5, 2025 (“Amendment Date”) but shall be effective for all purposes hereof as of January 1, 2025, by and between TMG TMC 3, L.L.C., a Delaware limited liability company (“Landlord”), and ALARM.COM INCORPORATED, a Delaware corporation (“Tenant”).

RECITALS

R-1. Landlord’s predecessor-in-interest, Marshall Property LLC, and Tenant entered into that certain Deed of Office Lease Agreement dated August 8, 2014 (the “Original Lease”), as amended by that certain First Amendment to Deed of Office Lease Agreement dated as of May 29, 2015 (the “First Amendment”), that certain Second Amendment to Deed of Office Lease Agreement dated as of October 19, 2015 (the “Second Amendment”), that certain Third Amendment to Deed of Office Lease Agreement dated as of May 6, 2016 (the “Third Amendment”), that certain Fourth Amendment to Deed of Office Lease Agreement dated as of September 15, 2016 (the “Fourth Amendment”), that certain Fifth Amendment to Deed of Office lease Agreement dated as of January 31, 2017 (the “Fifth Amendment”), that certain Sixth Amendment to Deed of Office Lease Agreement dated October 10, 2018 (the “Sixth Amendment”), that certain Seventh Amendment to Deed of Office Lease Agreement dated May 16, 2019 (the “Seventh Amendment”), that certain Eighth Amendment to Deed of Office Lease Agreement dated July 17, 2019 (the “Eighth Amendment”), that certain Ninth Amendment to Deed of Lease Agreement dated March 12, 2020 (the “Ninth Amendment”), that certain Tenth Amendment to Deed of Office Lease Agreement dated December 17, 2020 (the “Tenth Amendment”), that certain Eleventh Amendment to Deed of Lease Agreement dated December 21, 2021 (the “Eleventh Amendment”), that certain Twelfth Amendment to Deed of Office Lease Agreement dated January 12, 2022 (the “Twelfth Amendment”), that certain Thirteenth Amendment to Deed of Lease Agreement dated July 26, 2023 (the “Thirteenth Amendment”), and that certain Fourteenth Amendment to Deed of Office Lease Agreement dated as of August 28, 2024 (such date being referred to interchangeably therein as the “Amendment Date” and the “Execution Date”) (the “Fourteenth Amendment”) (collectively, as amended, the “Lease”), whereby Tenant leases (i) an agreed 210,657 rentable square feet of office space on the first (1st), second (2nd), third (3rd), fifth (5th), sixth (6th), seventh (7th), eighth (8th), ninth (9th), tenth (10th), and eleventh (11th) floors, comprised of the Existing Space (as defined in Recital R-1 of the Fourteenth Amendment) and Expansion Space A (as defined in Paragraph 2(a)(i) of the Fourteenth Amendment) (collectively, the “Office Space”), and (ii) an agreed 2,247 square feet of storage space located on the lower level (the “ Storage Space”) in the building located at 8281 Greensboro Drive, Tysons, Virginia 22102 (the “Building”), all as more particularly described in the Lease.

4925-3940-1223.v6

    R-2.     Pursuant to that certain Guaranty of Lease dated as of August 28, 2024 (“Guaranty”), Alarm.com Holdings, Inc., a Delaware corporation (“Guarantor”), guaranteed to Landlord the payment and performance of all obligations of Tenant under the Lease.

    R-3.    The Term of the Lease is scheduled to expire on March 31, 2034.

    R-4. Landlord and Tenant desire to amend the Lease (i) to expand the Premises to include the Conference Space (as defined in the Fourteenth Amendment), totaling approximately 2,002 rentable square feet located on the ground floor of the Building, (ii) to accelerate the Single Tenant Date (as defined in the Fourteenth Amendment) to January 1, 2025, and (iii) to otherwise modify certain other terms of the Lease in connection therewith, all in accordance with and subject to the terms and conditions set forth below.

    R-5.    Except as otherwise defined herein or where the context plainly requires otherwise, all terms and phrases used in this Amendment that are defined in the Lease shall have the same meaning as set forth in the Lease. In the event of any conflict between the Lease and this Amendment, the terms of this Amendment shall control.

COVENANTS

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant, intending to be legally bound hereby, covenant and agree to amend the Lease as follows:

    1.    Recitals. The foregoing recitals are incorporated by reference into this Paragraph as if set forth in this Paragraph in full.

    2.    Expansion of Premises to Include Conference Space.

(a)    Notwithstanding anything to the contrary contained in the Lease, Landlord hereby leases to Tenant and Tenant hereby leases from Landlord an agreed two thousand two (2,002) rentable square feet located on the ground floor of the Building in the location depicted on the diagram attached hereto as Attachment A (the “Conference Space”).

(b)    Possession of the Conference Space will be delivered to Tenant broom clean and free of all occupants and otherwise in the as-is condition thereof as of the Delivery Date therefor (the “Delivery Condition”). The date on which the Conference Space is delivered to Tenant in the Delivery Condition shall be the “Delivery Date” therefor. It is anticipated that possession of the Conference Space will be delivered to Tenant in the Delivery Condition on the later of (i) the date that is two (2) business days following the Amendment Date of this Amendment, and (ii) January 1, 2025. If Landlord does not deliver possession of the Conference Space to Tenant by the anticipated delivery date therefor (for any cause outside of Landlord’s reasonable control), Landlord shall not have any liability whatsoever and neither the Lease nor this Amendment shall be rendered void or voidable as a result thereof, however, the commencement date for the Conference Space shall not occur until the Delivery Date therefor, in accordance with Paragraph 2(c) below.

(c)    The commencement date for the Conference Space (the “Conference Space Commencement Date”) shall occur on the date that is one hundred twenty (120) days after the Delivery Date for the Conference Space. The term “Lease Year” solely with respect to the Conference Space shall mean the Lease Year that is then applicable with respect to the Existing Space (as defined in the Fourteenth Amendment) (i.e., January 1 to December 31, both dates inclusive), and each successive twelve (12) month period thereafter. From and after the Conference Space Delivery Date, the Conference Space shall be subject to all of the terms and conditions of the Lease (as modified hereby).

(d)    Promptly after the Delivery Date for the Conference Space is ascertained, Landlord and Tenant shall execute a certificate confirming the same in the form attached hereto as Attachment B. Any failure of the parties to execute any such declaration will not affect the validity of any applicable commencement date and other matters set forth therein as determined in accordance with this Amendment.

(e)    From and after the Delivery Date for the Conference Space, (i) the total number of rentable square feet in the Premises shall be increased by 2,002 rentable square feet, calculated in accordance with the BOMA method of measurement referenced in the Fourteenth Amendment, and (ii) all references in the Lease to the “Premises” shall include the Conference Space.

(f)    Effective as of the Delivery Date for the Conference Space, Landlord hereby conveys to Tenant the furniture, furnishings and equipment located in the Conference Space as of the Amendment Date (the “Conference Space FF&E”) in its “as is,” “where is” condition with all faults and without any representation or warranty whatsoever, express or implied, including with respect to the Conference Space FF&E’s condition or fitness for use; provided, however, Landlord represents, warrants and covenants to Tenant that Landlord owns and will then own all right, title and interest in and to the Conference Space FF&E and that the same is and will then be free of any and all liens and encumbrances.

    3.    Base Rent for Conference Space.

(a)    Commencing on the Conference Space Commencement Date, Tenant shall pay to Landlord as annual Base Rent for the Conference Space an amount equal to the product of (i) the then-escalated Base Rent per rentable square foot of the Existing Space (as defined in the Fourteenth Amendment), multiplied by (ii) the number of rentable square feet in the Conference Space (i.e., an amount equal to $79,999.92, based on a Base Rental Rate of $39.96 per RSF, 2,002 rentable square feet in the Conference Space, and an anticipated Conference Space Commencement Date of May 1, 2025), without set off, deduction or demand (except as otherwise specifically set forth in the Lease, as amended hereby), payable in equal monthly installments in advance and in accordance with the provisions of Article 5 of the Original Lease (except as otherwise provided herein). Commencing on the first day of each Lease Year for the Existing Space thereafter during the Fourteenth Amendment Extension Term, the amount of annual Base Rent for the Conference Space shall be increased by 2.5% of the amount of annual Base Rent payable for the Conference Space for the immediately preceding Lease Year for the Existing Space (without regard to any abatement or offset applicable thereto) (i.e., the Base Rent per rentable square foot of the Conference Space shall be the same amount as the Base Rent per rentable square foot of the Existing Space, and the Base Rent for the Conference Space shall escalate on the same January 1 date as the Base Rent escalates for the Existing Space, notwithstanding that such escalation date may occur less than 12 months after the Conference Space Commencement Date for the first Lease Year with respect thereto).

(b)    Notwithstanding anything to the contrary contained in Paragraph 3(a) above, provided no Event of Default by Tenant exists under the Lease (as amended), Landlord grants to Tenant an abatement of the Base Rent otherwise payable hereunder with respect to the Conference Space in an amount equal to a portion of the fourteen (14) monthly installments of abatement of Base Rent for Expansion Space A (as defined in the Fourteenth Amendment) based on the ratio that the number of months remaining in the Fourteenth Amendment Extension Term on the Conference Space Commencement Date bears to 123 months (i.e., the total number of months in the Fourteenth Amendment Extension Term), it being acknowledged and agreed, however, that the Base Rent escalation for the Conference Space as set forth above shall be based on the full and unabated amount of Base Rent payable therefor under the Lease (as amended hereby). For purposes of example only, if the Conference Space Commencement Date is May 1, 2025, then Tenant shall be entitled to abatement, subject to the terms and conditions herein, of the first 12.18 monthly installments of Base Rent payable for the Conference Space.
(c)    If an Event of Default by Tenant exists under the Lease (as amended) at a time that any such abatement for the Conference Space pursuant to Paragraph 3(b) of this Amendment would otherwise be applicable, but neither the Lease (as amended) nor Tenant’s right to possession of the Premises (as modified) is terminated in connection therewith, then such abatement shall not be forfeited, but shall be tolled during the pendency of such Event of Default and shall be reinstated if and when such Event of Default is cured. In addition, if Tenant would be entitled under any other express provision of the Lease to an abatement of Base Rent for any other reason (e.g., a fire or other casualty) at a time that any such abatement pursuant to Paragraph 3(b) would otherwise be applicable, then the abatement for the Conference Space contemplated by Paragraph 3(b) shall be tolled during the pendency of such other abatement and shall be reinstated when such other abatement ends so as to provide Tenant with the benefit of the full abatement for the Conference Space provided pursuant to Paragraph 3(b).

    4.    Expenses and Taxes for Conference Space. Commencing on the first anniversary of the Conference Space Commencement Date and continuing during the remainder of the Fourteenth Amendment Extension Term, Tenant shall pay to Landlord Tenant’s Pro Rata Share of the Expense Excess and the Tax Excess with respect to the Conference Space, except that (i) the “Base Year” shall be deemed to mean calendar year 2025 for purposes of the Fourteenth

Amendment Extension Term (and accordingly, Tenant shall not be required to pay any increases in Expenses or Taxes for the Conference Space for the period commencing on January 1, 2025 and ending on the day before the first anniversary of the Conference Space Commencement Date, both dates inclusive), (ii) Tenant’s “Pro Rata Share” for the Conference Space shall be deemed to mean .78% for the Fourteenth Amendment Extension Term (based on 257,824 rentable square feet in the Building and 2,002 rentable square feet in the Conference Space), and (iii) the Controllable Expenses Cap shall be reset for the Conference Space to commence with calendar year 2026 and accordingly, (A) the first Controllable Expenses Cap for the Conference Space shall be the actual amount of Controllable Expenses for calendar year 2025 multiplied by one hundred five percent (105%) (and the Controllable Expenses Cap for the Conference Space for each calendar year thereafter shall be calculated by multiplying the actual amount of Controllable Expenses for the prior calendar year or, if less, the Controllable Expenses Cap for the Conference Space for the prior calendar year, by 105%), and (B) all references in the Lease to the Controllable Expenses Cap with respect to the Conference Space shall be deemed to mean the Controllable Expenses Cap as modified hereby.

    5.    Condition of Conference Space.

(a)    Tenant shall accept the Conference Space in the Delivery Condition therefor on the Delivery Date for the Conference Space. Any improvements desired by Tenant and approved by Landlord for the Conference Space shall be performed in accordance with Attachment B to the Fourteenth Amendment. All terms and conditions of Attachment B to the Fourteenth Amendment shall be applicable with respect to any improvements desired by Tenant and approved by Landlord for the Conference Space, except that in lieu of any Fourteenth Amendment Allowance, Landlord hereby grants to Tenant an allowance for the Conference Space (the “Conference Space Allowance”), to be disbursed in accordance with terms and conditions set forth in Attachment B hereto, in an amount equal to a portion of a $130.00 per rentable square foot allowance, based on the ratio that the number of months remaining in the Fourteenth Amendment Extension Term on the Conference Space Commencement Date bears to 123 months (i.e., the total number of months in the Fourteenth Amendment Extension Term). For purposes of example only, if the Conference Space Commencement Date is May 1, 2025, then the Conference Space Allowance shall be an amount equal to $226,406.18 (i.e., the product of $113.09 multiplied by 2,002 rentable square feet in the Conference Space), subject to the terms and conditions set forth in Attachment B to the Fourteenth Amendment.

(b)    Except as otherwise expressly set forth in this Amendment, and except with respect to Landlord’s on-going repair, maintenance and legal compliance obligations expressly provided in the Lease, Landlord is under no obligation to make any alterations, decorations, additions or improvements in or to the Conference Space or any other part of the Building, or to provide any allowance therefor, on account of the expansion of the Premises to include the Conference Space.

    6.    Single-Tenant Date. Notwithstanding anything to the contrary contained in the Fourteenth Amendment, the “Single-Tenant Date” hereby is deemed to be January 1, 2025. All of the terms and conditions of the Fourteenth Amendment that become applicable from and after the Single-Tenant Date shall be applicable from and after January 1, 2025, except that the Term with respect to the Post Single Tenant Date Storage (as defined in the Fourteenth Amendment) shall commence (and Tenant shall be permitted access to the Post Single Tenant Date Storage from and after such date) on April 1, 2025 (and not on January 1, 2025, notwithstanding the acceleration of the Single-Tenant Date to January 1, 2025 pursuant to the terms of this Paragraph 6) and shall continue for the remainder of the Fourteenth Amendment Extension Term (and any extension thereof in accordance with the terms of the Lease, as amended). Except as otherwise provided herein, all other terms and conditions of Paragraph 6 of the Fourteenth Amendment with respect to the Post Single Tenant Date Storage shall remain unchanged and in full force and effect.

7.    Parking.

(a)    The reference to “June 30, 2026” in the first sentence of Section 9(b)(i) of the Fourteenth Amendment is hereby deleted and replaced with “January 31, 2026”.

(b)    The reference to “July 1, 2026” in the second sentence of Section 9(b)(i) of the Fourteenth Amendment is hereby deleted and replaced with “February 1, 2026”.

8.    Subordination. Landlord represents and warrants that STWD 2021-FL2 Ltd., an exempt company with limited liability under the laws of Cayman Islands (the “Current Mortgagee”), is the holder of the only Mortgage encumbering the Building and the Land as of the Amendment Date. Landlord, at Landlord’s sole cost and expense, shall obtain from the Current Mortgagee, concurrently with the execution and delivery of this Amendment, the written consent of the Current Mortgagee to this Amendment.

9.    Guaranty. Notwithstanding anything to the contrary contained in the Lease (as amended hereby), by execution of the Guarantor Joinder to this Amendment, Guarantor hereby acknowledges and agrees that the Guaranty remains in full force and effect, and Guarantor remains liable for the full payment and performance of all of the obligations of Tenant under the Lease (as amended hereby). It hereby is acknowledged and agreed that Guarantor’s continuing guaranty of all payment and performance obligations of Tenant under the Lease is a material inducement to Landlord’s agreement to consent to this Amendment, and Guarantor will be significantly benefitted by this Amendment.

10.    Brokers. Landlord and Tenant each represents and warrants to the other that, except for CBRE, Inc., on behalf of Landlord, and Avison Young (“AY”), on behalf of Tenant, neither party has dealt with any broker in connection with this Amendment. Landlord and Tenant each shall indemnify and hold harmless the other from and against any claims for brokerage or other commission arising by reason of a breach by the indemnifying party of the aforesaid representation and warranty. Pursuant to a separate written agreement between Landlord and AY, Landlord shall pay AY a commission in connection with this Amendment.

    11.    Estoppel. To induce Landlord to enter into this Amendment, Tenant hereby represents and warrants to Landlord that as of the Amendment Date:

(a)    Tenant is in possession of the entire Office Space;

(b)    Tenant has not assigned the Lease or sublet any portion of the Office Space;

(c)    The Lease is unmodified (except as otherwise expressly set forth to the contrary in this Amendment) and is in full force and effect;

(d)     To Tenant’s knowledge, Tenant has no claims against Landlord arising under or in connection with the Lease, and Tenant has no set off or defenses against the enforcement of any right or remedy of Landlord under the Lease; and

(e)    To Tenant’s knowledge, Landlord is not in default of any of its obligations under the Lease and to Tenant’s knowledge, no event has occurred and no condition exists which, with the giving of notice or the lapse of time, or both, will constitute a default by Landlord under the Lease.

    12.    Governing Documents. Except as expressly modified by this Amendment, the Lease shall remain unchanged and continue in full force in accordance with its terms. In the event of any conflict between the terms and conditions of the Lease and the terms and conditions of this Amendment, the terms and conditions of this Amendment shall govern and control.

    13.    Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which, taken together, shall constitute one and the same instrument. Any signature page to any counterpart may also be attached to another counterpart identical thereto without impairing the legal effect of the signatures thereon. Signatures to this Amendment may be delivered electronically via portable document format, “DocuSign” or other standard electronic transmission, and signatures so delivered shall constitute effective execution and delivery of such signature pages and shall be deemed to be the original signatures, and fully effective, for all purposes.

    14.    General Provisions.

(a)    Landlord and Tenant each hereby represents and warrants to the other that all necessary action has been taken to enter into this Amendment and that the persons signing this Amendment on behalf of Landlord or Tenant, respectively, have been duly authorized to do so. This Amendment shall be governed by and construed in accordance with the laws of the jurisdiction in which the Building is located, without regard to the conflicts of laws principles.

(b)    The submission of an unsigned copy of this Amendment does not constitute an offer. This Amendment shall not be effective or binding unless and until this

Amendment is fully executed and delivered by each of the parties hereto. This Amendment may not be modified, changed or terminated in whole or in part in any manner other than by an agreement in writing duly signed by all parties hereto. All of the covenants contained in the Lease (as amended hereby) shall be binding upon and inure to the benefit of the parties hereto, their respective heirs, legal representatives and permitted successors and assigns. Time is of the essence with respect to each provision of the Lease, as amended hereby.

(c)    Landlord and Tenant each hereby covenants and agrees that each and every provision of this Amendment has been jointly and mutually negotiated and authorized by both Landlord and Tenant, and in the event of any dispute arising out of any provision of this Amendment, Landlord and Tenant each hereby waives any claim of authorship against the other party. If any provision of this Amendment or the application thereof to any person or circumstance shall to any extent be invalid or unenforceable, the remainder of this Amendment, or the application of such provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each provision of this Amendment shall be valid and enforceable to the fullest extent permitted by law.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.
SIGNATURE PAGE FOLLOWS.]

IN WITNESS WHEREOF, the undersigned parties have executed this Amendment under seal on or as of the day and year first above written.

WITNESS/ATTEST:	LANDLORD:

/s/ Charlie Schwieger /s/ Charlie Schwieger	TMG TMC 3, L.L.C., a Delaware limited liability company By: /s/ Gary Block [SEAL] Name: Gary Block Title: Partner & CIO By: /s/ Mark King [SEAL] Name: Mark King Title: President & COO
TENANT:

__________________________	ALARM.COM INCORPORATED, a Delaware corporation By: /s/ Dan Ramos [SEAL] Name: Dan Ramos Title: SVP

GUARANTOR JOINDER:

Guarantor hereby executes this Amendment (i) to evidence its consent hereto, (ii) to ratify the Guaranty executed by Guarantor in connection with the Lease and confirm that the same remains in full force and effect with respect to the Lease as amended hereby, and (iii) to confirm that this Joinder shall not imply or create any obligation to join or take any other further act or deed in order to subject Guarantor to any further modification or amendment of the Lease.

                                                            ALARM.COM HOLDINGS, INC., a Delaware corporation

By:  /s/ Dan Ramos [SEAL]
                                                            Name:  Dan Ramos
Date:  March 5, 2025

ATTACHMENT A

DIAGRAM OF CONFERENCE SPACE
[attached]

ATTACHMENT A, Page 1

ATTACHMENT B
FORM OF CERTIFICATE TO CONFIRM COMMENCEMENT DATE

CERTIFICATE

This Certificate (“Certificate”), dated as of ______________, is being provided pursuant to that certain Fifteenth Amendment to Deed of Office Lease Agreement made as of ___________________, 2024 (“Fifteenth Amendment”), by and between TMG TMC 3, L.L.C., a Delaware limited liability company (“Landlord”), and ALARM.COM INCORPORATED, a Delaware corporation (“Tenant”). The parties hereto hereby confirm that the following term, which is defined in the Fifteenth Amendment, shall have the same meaning as set forth below for all purposes in the Fifteenth Amendment:

1.The Delivery Date for the Conference Space is ____________.
2.The Conference Space Commencement Date is ________________.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Certificate under seal as of the date first written above.

WITNESS/ATTEST:	LANDLORD:

_________________________ _________________________
TMG TMC 3, L.L.C., a Delaware limited liability company

By: ___________________________[SEAL]
Name: Gary Block
Title: Partner & CIO

By: ___________________________[SEAL]
Name: Mark King
Title: President & COO

TENANT:

__________________________	ALARM.COM INCORPORATED, a Delaware corporation By: _____________________________[SEAL] Name: ___________________________ Title: ____________________________
B-1